SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 15, 1998


           Prospect Street High Income Portfolio Inc.
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    (Exact name of registrant as specified in its charter)


     Maryland                     811-5557          04-302-8343
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

           60 State Street, Boston, Massachusetts 02109
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            Address of principal executive offices


Registrant's telephone number, including area code: (617) 742-3800


                                       N/A
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         (Former name or former address, if changed since last report.)




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Item 5.           Other Events

                  (a)  Redemption of TARPS; Additional Senior Indebtedness.

                  On May 15, 1998, Prospect Street High Income Portfolio Inc., a Maryland investment company (the "Fund"), redeemed all of its outstanding shares of Taxable Auction Rate Preferred Stock (the "TARPS") at an aggregate redemption price of $20,000,000 ($100,000 per share) plus an amount equal to the accrued and unpaid dividends on such shares to May 15, 1998. A total of 200 shares of TARPS were redeemed. The funds required to redeem the TARPS were borrowed by the Fund under its $30 million revolving credit facility with BankBoston, N.A., as lender and agent ("BankBoston").

                  (b)  Change in Investment Restrictions.

                  At the Fund's Annual Meeting of Stockholders held on March 11, 1998, the Fund's stockholders approved by requisite vote, among other things,
(i) the amendment of the Fund's fundamental investment restriction relating to borrowing and the issuance of senior securities and (ii) a change of the Fund's investment policy restricting the purchase of illiquid securities from a fundamental restriction to a non-fundamental restriction. "Fundamental" investment restrictions are those which may be altered only by stockholder vote.

                  The Fund's fundamental investment restriction relating to borrowing and the issuance of senior securities is now as follows:

                  "The Fund may not:

                           1. Borrow money (through reverse repurchase agreements or otherwise) or issue any senior securities (as defined in the 1940 Act) except as permitted by the 1940 Act."

                  Accordingly, the Fund is now permitted to borrow and to issue senior securities, including senior indebtedness and preferred stock, to the full extent permitted by the Investment Company Act of 1940, as amended.

                  In addition, effective with the redemption of the TARPS, the investment restriction that precludes the Fund from investing more than 30% of its total assets in securities that are not readily marketable is no longer a fundamental restriction of the Fund. The former fundamental restriction restricting the purchase of illiquid securities has been replaced by a non-fundamental restriction providing that the Fund will not invest more than 30% of its total assets in securities that are not readily marketable (determined as of the time of investment). Under the revised restriction, securities that may be restricted as to resale under the federal securities laws or otherwise would not be subject to the 30% restriction to the extent such securities are determined by

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
the Fund's investment adviser (acting under the supervision of the Fund's Board of Directors) to be readily marketable as of the time of purchase. Such securities could theoretically include, for example, certain securities eligible for resale under Rule 144A promulgated by the Securities and Exchange Commission (the "Commission"), in which event the Fund's Board of Directors or the Fund's manager would continue to monitor the liquidity of a Rule 144A security. This new non-fundamental restriction could be changed by vote of the Fund's Board of Directors (i.e., in response to regulatory, market or other developments) without further approval by stockholders.


                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PROSPECT STREET HIGH INCOME
                                            PORTFOLIO INC.


Dated: May 21, 1998                         By: /s/ John A. Frabotta
                                                --------------------
                                                John A. Frabotta
                                                Vice President, Treasurer,
                                                Chief Investment Officer and
                                                Chief Financial Officer

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